As filed with the Securities and Exchange Commission on June 7, 2024

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GCT Semiconductor Holding, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	86-2171699 (I.R.S. Employer Identification No.)

2290 North 1st Street, Suite 201

San Jose, California 95131

(408) 434-6040

(Address, Including Zip Code, of Principal Executive Offices)

GCT Semiconductor Holding, Inc. 2024 Omnibus Incentive Compensation Plan

GCT Semiconductor Holding, Inc. 2024 Employee Stock Purchase Plan

(Full title of the plan)

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Albert Lung, Esq. Morgan, Lewis & Bockius LLP 1400 Page Mill Road Palo Alto, CA 94304 (650) 843-4000	John Schlaefer Chief Executive Officer GCT Semiconductor Holding, Inc. 2290 North 1st Street, Suite 201 San Jose, California 95131 (408) 434-6040

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by GCT Semiconductor Holding, Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:

(A)	Concord Acquisition Corp III’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 8, 2024;

(B)	GCT Semiconductor Holding, Inc.’s prospectus relating to the Registration Statements on Form S-1 (File Nos. 333-278809 and 333-279600), filed with the SEC on April 19, 2024 and May 22, 2024, respectively, as such prospectus may be supplemented or amended;

(C)	GCT Semiconductor Holding, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 14, 2024

(D)	GCT Semiconductor Holding, Inc.’s Current Reports on Form 8-K, as applicable, filed with the SEC on April 24, 2024, April 8, 2024, April 1, 2024, February 29, 2024, January 25, 2024, and November 13, 2023; and

(E)	The description of the GCT Semiconductor Holding, Inc.’s securities on Form 8-A/A, filed with the Commission on April 5, 2024.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation and bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any transaction from which the director derives an improper personal benefit, (2) for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, (3) for any unlawful payment of dividends or redemption of shares or (4) for any breach of a director’s duty of loyalty to the corporation or its stockholders. The Registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at the Registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The Registrant believes that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Second Amended and Restated Certificate of Incorporation of GCT Semiconductor Holding, Inc., dated as of March 26, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

4.2	Amended and Restated Bylaws of GCT Semiconductor Holding, Inc., dated as of March 26, 2024 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

4.3	Specimen Common Stock Certificate of GCT Semiconductor Holding, Inc. (incorporated by reference to Exhibit 4.2 to Concord Acquisition Corp.’s III’s Form S-4 filed with the SEC on November 13, 2023).

4.4	Specimen Warrant Certificate of GCT Semiconductor Holding, Inc. (incorporated by reference to Exhibit 4.3 to Concord Acquisition Corp.’s III’s Form S-4 filed with the SEC on November 13, 2023).

4.5	Warrant Agreement, dated November 3, 2021, by and between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 9, 2021).

4.6#	GCT Semiconductor Holding, Inc. 2024 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

4.7#	GCT Semiconductor Holding, Inc. 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

5.1*	Opinion of Morgan, Lewis & Bockius LLP

23.1*	Consent of BPM LLP

23.2*	Consent of Marcum LLP

23.3*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

*            Filed herewith.

#            Denotes compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Jose, California on June 7, 2024.

GCT SEMICONDUCTOR HOLDING, INC.

By:	/s/ John Schlaefer
Name: John Schlaefer
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of John Schlaefer and Edmond Cheng, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
June 7, 2024
/s/ Kyeongho Lee	Chairman of the Board
Kyeongho Lee
June 7, 2024
/s/ John Schlaefer	Chief Executive Officer and Director
John Schlaefer	(Principal Executive Officer)
June 7, 2024
/s/ Edmond Cheng	Chief Financial Officer
Edmond Cheng	(Principal Financial Officer and Principal Accounting Officer)
June 7, 2024
/s/ Robert Barker	Director
Robert Barker
June 7, 2024
/s/ Nelson Chan	Director
Nelson Chan
June 7, 2024
/s/ Kukjin Chun	Director
Kukjin Chun
June 7, 2024
/s/ Hyunsoo Shin	Director
Hyunsoo Shin
June 7, 2024
/s/ Jeff Tuder	Director
Jeff Tuder